                                                                   Exhibit 10.26

                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT made this 9th day of August, 1997, by and between 6715 Kenilworth Avenue General Partnership (herein called "Landlord") and PathNet, Inc. (herein called "Tenant").

                                   WITNESSETH:

      1. Leased Premises. Landlord hereby demises unto Tenant, and Tenant hereby leases from Landlord, upon the terms and conditions set forth in this Lease, in the building located at 1015 31st Street NW, Washington, D.C., 20002, containing approximately 10,195 square feet of space (herein called the "Premises").

      2. Term. Subject to Paragraph 36, the term of the Lease shall be for a period of One( 1) year commencing on the 1st day of September, 1997, and ending on August 31, 1998.

      3. Rent. The Tenant shall pay to the Landlord an annual minimal rental (herein called "Minimum Rent"), in the amount of $203,920.00 (which is approximately $20 per square foot), subject to adjustment as hereinafter set forth, payable without deduction or set off in equal monthly installments of $16,993.33 in advance, the first installment of which is due and payable upon the commencement date of this Lease, with subsequent installments due and payable on the first day of each calendar month thereafter until the total rent provided for herein is fully paid. If the commencement date is a day other than the first day of the month, all rent shall be adjusted to the first day of the month.

            If any installment of rent accruing hereunder or other sums payable hereunder shall not be paid within ten (10) days of the due date, the rental and such other sums shall be increased, without affecting any of the Landlord's other rights under this Lease, by a late rental charge equal to five percent (5%) of the delinquent installment.

            No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of rent herein stipulated shall be deemed to be other than on account of the earlier stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

      4. Expiration. The term "Lease Year" shall mean twelve (12) successive month periods during the term of this Lease, each period commencing on the first day of that month in which this Lease commences. At any expiration or cancellation of this lease, should lessee hold over for any reason, it is hereby agreed that, in the absence of a written agreement to the contrary, such tenancy shall be from month to month only and subject to all the other terms, conditions, and provisions therefore in effect with respect to said lease.

      5. Real Estate Taxes and Insurance Premiums. In addition to the payment of the Minimum Rent, Tenant shall also pay to Landlord its proportionate share of all taxes and assessments which are levied each year during the term of this Lease on the land and building in which the Premises are located which shall be deemed additional rent, and its proportionate share of all insurance premiums paid by Landlord for the comprehensive (package) insurance policy or policies maintained by Landlord on said land and building which shall also be deemed additional rent. The Tenant's share of such taxes and insurance premiums is hereby determined to be zero percent of the total cost of the real estate taxes and insurance premiums. Any reasonable expense incurred by the Landlord in contesting any tax increase shall be included as an item of taxes for the purpose of computing additional rent due Landlord. The Landlord, however, shall have no obligation to contest any tax increase. If the Landlord takes advantage of any provisions allowing any assessment to be paid in installments, Tenant shall be obliged to pay only his proportionate share of such installment. In no event shall the rent herein reserved be reduced below the minimum rent.

            The term "real estate taxes" shall mean all state, county and city taxes, rates and assessments, general and special, levied or imposed with respect to the land, building and improvements constructed thereon. If the present system of real estate taxes is changed and a new tax or levy is added to or substituted therefore, then such new tax or levy shall be included in the term "real estate taxes".

            The term "tax year" shall mean the period from October 1 of any tax year through September 30 of the following year, unless a different tax year is adopted for real estate taxes by any taxing authority, in which event the tax year shall mean the tax year so adopted for tax purposes.

      6. Utilities. Tenant will, during the term of this Lease, pay for its own telephone; Landlord shall pay for gas, water, electricity, sewer, refuse disposal, and all other utility services used by the Tenant on the Premises. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises.

      7. Common Area Maintenance. Tenant shall pay to Landlord its proportionate share of all costs incurred by Landlord in maintaining, repairing and operating the parking lot and the common areas of the building and land upon which the building is located, including but not limited to, trash removal, snow removal, lighting, cleaning, paving, repairing, painting and striping, which proportionate share is hereby determined to be zero percent (0.00%) of the total cost of said common area expense which shall be deemed additional rent.

            Landlord shall have the absolute right at any time to modify or relocate the existing driveways and parking areas.

            Tenant's use of the parking spaces on the parking lot shall be limited to zero spaces.

            8. Repairs and Maintenance. Tenant shall repair and pay for any damage caused by the negligence of the Tenant, its agents, servants or employees or caused by Tenant's default hereunder. Tenant shall immediately give the Landlord written notice of any defect in the areas for which landlord is responsible for repairs, after which Landlord shall have a reasonable opportunity to repair same. Landlord's liability with respect to any defects or repairs for which it is responsible hereunder shall be limited to the cost of such repairs or maintenance, or the cost of curing such defect.

            9. Security Deposit. Tenant shall deposit with Landlord on the date hereof the sum of $ 16,993.33 which shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this Lease. It is agreed that such deposit shall not be an advance rental deposit or a measure of Landlord's damages in the event of default. Upon the occurrence of an event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy herein or provided by law, use such fund to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, or other damage or expense caused by an event of default. Upon demand, Tenant shall pay to Landlord the amount so applied in order to restore the security deposit to its original amount. The security deposit shall be returned to Tenant at the termination of this Lease provided that all Tenant's obligations under this Lease have been fulfilled.

            10. Use. Tenant shall use the Premises only for the following purposes:

                  General office use, network management and operations center, engineering and other uses related to or in conjunction with Tenant's business.

            Outside storage, including without limitation trucks and other vehicles, is prohibited without Landlord's prior written consent except private automobiles.

            Tenant shall at its own cost and expense obtain any and all licenses or permits necessary to use the Premises. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises.

            Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises or take any other action which would constitute a nuisance or disturb or endanger other tenants in the building of which the Premises are located, or unreasonably interfere with the use of adjoining Premises.

            Tenant shall not receive, store, or otherwise handle any material or merchandise which is explosive or highly inflammable. Tenant will not permit the Premises to be used for any purpose or in any manner which would render the insurance thereon void or the insurance risk more hazardous which would cause an increase in the insurance premiums paid by Landlord.

            Tenant shall not perform or permit any activity on the Premises, the performance of which will result in the discharge, seepage, or spillage of oil, petroleum or chemical liquids or any hazardous waste or hazardous substance, as those terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or in any other federal, state or local law governing hazardous substances.

            11. Alterations. Tenant shall not make any structural alterations, improvements or additions to the Premises without first obtaining the written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. All alterations and improvements made by Tenant shall remain upon the Premises at the expiration or earlier termination of this Lease and shall become the property of the Landlord.

            12. Subordination. This Lease shall be subject to and subordinate at all times to the lien of any mortgage and/or deed of trust and all land leases now or hereafter made on any portion of the Premises, and to all advances thereunder. This subordination shall be self-operative and no further instrument of subordination shall be required.

            If any proceeding are commenced to foreclose any mortgage or deed of trust encumbering the Premises, Tenant agrees to attorn to the purchaser at the foreclosure sale, if requested to do so by such purchaser, and to recognize such purchaser as landlord under this Lease.

            13. Assignment and Subletting. Tenant shall not have the right to assign this Lease or sublet the whole or any part of the Premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld. Notwithstanding any such written consent from the Landlord, Tenant shall at all times remain primarily liable for the payment of the rent and for compliance with all other obligations of this Lease. Upon the occurrence of a default hereunder and if the Premises or any part thereof have been assigned or sublet, the Landlord, in addition to its other remedies may, at its option, collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease, and apply such rent against any sums due Landlord from the Tenant hereunder. The collection of such rents shall not constitute a novation or release to Tenant from its obligation hereunder.

            14. Trade Fixtures. All trade fixtures and apparatus installed by Tenant in the Premises shall remain the Property of Tenant and shall be removable at the expiration or earlier termination of this Lease, provided Tenant shall not, at such time, be in default of any covenant or agreement contained in this Lease, and provided further that in the event of such removal, Tenant shall promptly restore the Premises to their good order and condition. Any such trade fixture not removed at or prior to such termination shall become the property of the Landlord.

            15. Condition of Premises. Except as otherwise provided in this Lease, Tenant hereby accepts the Premises in its condition existing on the commencement date of the

Lease, subject to all applicable zoning, municipal, county and state laws, ordinances, rules and regulations governing and regulating the use of the Premises. Property is leased in "AS-IS" condition.

            16. Waiver of Subrogation. If either party is paid any proceeds under any policy of insurance naming such party as an insured, on account of any loss, damage or liability, then such party hereby releases the other party, to the extent of the amount of such proceeds, from any and all liability for such loss, damage or liability, notwithstanding of such loss, damage or liability may arise out of the negligent or intentionally tortious act or omission of the other party; provided that such release shall be effective only with respect to loss or damage occurring during such time as the appropriate policy of insurance of the releasing party provides that such release shall not impair the effectiveness of such policy of the insured's ability to recover thereunder. Each party hereto shall use reasonable efforts to have a clause to such effect included in its insurance policies, and shall promptly notify the other if such clause cannot be included in any such policy.

            17. Condemnation.

      (A) If the whole of the demised Premises shall be taken by any governmental or quasi-governmental authority under the power of condemnation, eminent domain or expropriation, or in the event of conveyance in lieu thereof, the term of the Lease shall cease as of the day possession shall be taken by the governmental authority, and the entire award shall be the property of the Landlord, except for the value of any fixtures or equipment installed by Tenant.

                  (B) In the event there in any taking by governmental or quasi-governmental authority of a portion of the Premises which does not seriously and adversely affect the ability of the Tenant to conduct its business on the Premises, the Lease shall remain in full force and effect, and the Tenant's rent shall be equitably adjusted based on the reduction in area of the Premises.

                  (C) In the event of any such taking or conveyance of the Premises or any portion thereof, Tenant shall pay rent to the date when possession thereof shall be taken by the governmental authority with an appropriate refund by Landlord of such rent as may have been paid in advance for a period subsequent to such date. If this Lease shall continue in effect as to any portion of the demised Premises not so taken or conveyed, the rent shall be reduced to an amount computed according to the floor space remaining. If this Lease shall so continue, Landlord, at its expense, shall make all necessary repairs or alterations so as to constitute the remaining demised areas a complete architectural and tenantable unit, but only to the extent of an equitable proportion of the award for the portion taken to the remainder not taken (excluding any award for the land).

                  (D) Tenant shall be entitled to such award as may be given to it by the condemning authority for the value of its fixtures and equipment (if separate awards are given), or if only one award is given by the condemning authority for all interests, said award shall be apportioned between the parties as their respective interests shall appear. In the event the Landlord and Tenant are unable to agree as to the amount of rental reduction which may be made by the condemning authority for the value of Tenant's fixtures, such matter shall be submitted to arbitration under the rules of the American Arbitration Association then in effect.

            18. Liability Insurance. At all times during the term hereof, or any extension thereof, Tenant, at its own expense, shall maintain and keep in force for the mutual benefit of Landlord and Tenant, general public liability insurance against claims for personal injury, death or property damage occurring in or about the Premises or sidewalks or areas adjacent to the Premises to afford protection to the limit of not less than One Million Dollars and NO/100 ($1,000,000.00) with respect to injury or death of a single person, or any accident, and to the limit of not less than One Million Dollars and NO/100 ($1,000,000.00) with respect to property damage. The policy or policies shall name the Landlord as an additional insured. In order to evidence the coverage in effect, the Tenant shall provide the Landlord with a Certificate of Insurance, and will obtain a written obligation from the insurer to notify Landlord in writing at least ten (10) days prior to cancellation or refusal to renew any such policies.

            19. Indemnification. Except for the intentional or negligent acts of the Landlord or of the Landlord's partners, officers, agents, servants, employees or contractors, Landlord shall not be responsible or liable for any damage or injury to the Premises or to any person(s) at any time on the Premises, including any damage or injury to Tenant or to any of Tenant's partners, officers, agents, servants, employees, contractors, customers or sublessee's.

            Except for such intentional or negligent acts, Tenant shall indemnify and save Landlord harmless from and against any and all liability, claims, damages, penalties or judgments arising from or in any way connected with injury to person or property sustained by action, in and about the Premises, in custody and control of Tenant during the term of this Lease. If Landlord shall, without fault of its own, be made a part of any litigation commenced by or against Tenant, Tenant shall protect and hold Landlord harmless and pay all costs, expenses and reasonable attorneys' fees that may be incurred or paid by Landlord in enforcing the covenants and agreements of this Lease.

            20. Damage or Destruction of Improvements. In the event the Premises shall be rendered untenantable by fire or other casualty, Landlord shall, within thirty (30) days from receipt of the insurance proceeds for said damage or destruction, commence the repair or replacement of said improvements to substantially the same condition as prior to the damage or destruction. If the Landlord fails to commence repair or replacement of the damage or destruction within said thirty (30) days, or if the Premises have not been replaced or repaired to such condition within one hundred eighty (180) days, Tenant may, at its option (to be exercised by written notice to Landlord), terminate this Lease on the date specified in the notice and thereafter neither Tenant nor Landlord shall have any further rights, duties or obligations under this Lease and the rents and other sums payable by Tenant for the remainder of the term shall wholly abate. The rent herein required to be paid, shall abate during the period of such untenantability.

            If the improvements shall be partially damaged by fire or other casualty, but still remain tenantable, the Landlord shall repair said improvements to substantially the same condition as prior to the damage. Landlord shall commence repair of the damage or destruction within thirty (30) days from the date of occurrence. During the period of such repairs and restorations, the lease shall continue in full force and effect, but the rent shall be equitably abated to pay for the basis of the portion of the Premises that are untenantable.

            Notwithstanding the foregoing, if more than fifty percent (50%) of the improvements shall be destroyed or damaged by any cause so as to be unfit for Tenant's occupancy as provided herein and repair thereof is incapable of being substantially completed within one hundred eighty (180) days after the date of the destruction or damage, Landlord and Tenant may elect to terminate this Lease as of the date of destruction or damage, by giving notice of such election to the other within thirty (30) days after such damage or destruction. In such event, Landlord shall receive the proceeds of the insurance policies without obligation to rebuild or restore the Premises, and Tenant shall execute any waiver which may be required of it by any insurer or Landlord and thereafter neither Tenant nor Landlord shall have any further rights, duties or obligations under this Lease and the rents and other sums payable by Tenant for the remainder of the term shall wholly abate.

            21. Events of Default. The occurrence of any of the following shall constitute an event of default hereunder:

            (A) Failure of Tenant to pay, within ten (10) days any installment of rent hereunder or any other sum herein required to be paid by Tenant.

            (B) Vacation or desertion of the Premises or permitting the same to be empty and unoccupied for more than thirty (30) days.

            (C) Tenant's failure to perform any other covenant or condition of this Lease within thirty (30) days after written notice and demand, unless the failure is of such a character as to require more than thirty (30) days to cure, in which event Tenant's failure to proceed diligently to cure such failure shall constitute an event of default.

            (D) Tenant shall become insolvent, make an assignment for benefit of creditors, make a transfer in fraud or creditors, file a petition of bankruptcy under the National Bankruptcy Act, or if an involuntary petition under said Act is filed against Tenant or if a receiver or trustee is appointed for substantially all of Tenant's assets.

            22. Landlord's Remedies. Upon the occurrence of any event of default, Landlord may, at Landlord's sole option, exercise any or all of the following remedies, together with any such other remedies as may be available to Landlord at law or in equity:

            (A) Landlord may terminate this Lease by giving Tenant written notice of its election to do so, as of a specified date not less than fifteen (15) days after the date of the giving of such notice and this Lease shall then expire on the date so specified and Landlord shall be then entitled to immediately regain possession of the demised Premises as if the date had been originally fixed as the expiration date of the terms of this Lease. Landlord may then re-enter upon the leased Premises either with or without process of law and remove all persons therefrom, the statutory notice to quit or any other notice to quit being hereby expressly waived by Tenant. Tenant expressly agrees that the exercise by Landlord of the right of re-entry shall not be a bar to or prejudice in any way other legal remedies available to Landlord. In that event, Landlord shall be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent and additional rent reserved in this Lease for the entire unexpired portion of the term thereof and the fair rental value of the demised Premises for the same period of time. Nothing herein contained, however, shall limit or prejudice the right of Landlord to prove for an obtain as liquidated damages, by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above, and Landlord may in its own name but as agent for Tenant re-let the demised Premises for any period equal to or greater or less than the remainder of the original term of this Lease, for any such which it may deem reasonable, to any other lessee which Landlord may select, and for any purpose which Landlord may designate. Landlord will make reasonable efforts to re-let the Premises, and will allow Tenant to find a new tenant. Any recovery by the Landlord shall be limited to the difference in rent hereunder (plus any costs incurred in re-letting) and the rent actually paid by the new tenant.

            (B) No termination of this Lease nor any taking or recovery of possession of the demised Premises shall deprive Landlord of any of his remedies or actions against Tenant for past or future rent, nor shall the bringing of any action for rent or breach of covenant, or the resort to any other remedy herein provided for the recovery of rent be construed as a waiver of the right to obtain possession of the Premises.

            (C) In addition to any damages becoming due under subparagraph (A) hereof, Landlord shall be entitled to recover from Tenant and Tenant shall pay to Landlord an amount equal to all expenses, if any, incurred by the Landlord in recovering possession of the demised Premises, and all reasonable costs and charges for the care of said Premises while vacant, which damages shall be due and payable by Tenant to Landlord at such time or times as such expenses are incurred by the Landlord.

            (D) In the event of a default or threatened default by Tenant of any of the terms or conditions of this Lease, Landlord shall have the right of injunction and the right to invoke any remedy allowed by law or in equity as if no specific remedies of Landlord were set forth in this Lease.

            (E) It is further provided that if, under the provisions of this Lease, default be made and a compromise and settlement shall be had thereupon, it shall not constitute a waiver of any covenant herein contained, nor of the Lease itself; and it is hereby specifically agreed that this Lease shall not merge in any judgment had upon the same if compromise or settlement be made upon said judgment prior to termination of Tenant's possession, the Lease in such event to continue by the payment of rent herein reserved, and the further performance of the covenants herein contained on the part of Tenant.

            23. Rights of Landlord. Landlord reserves the following rights with respect to the demised Premises:

            (A) During normal business hours, upon reasonable notice, by it or its duly authorized agents to go upon and inspect the demised Premises and every part thereof, and at Landlord's option, to make repairs, alterations and additions to the Premises or the Improvements of which the Premises are a part. An agent of Tenant must be present for inspection, however.

            (B) To display after notice from either party of intention to terminate this Lease, or at any time within three (3) months prior to the expiration of this Lease, a "For Rent" sign, and all of said signs which shall be placed upon such part of the demised Premises as Landlord shall require, except on display windows or doors or doors leading into the demised Premises. Prospective purchasers or tenants authorized by Landlord may inspect the Premises during normal business hours following adequate notice to Tenant.

            (C) To install or place upon, or affix to, the roof and exterior walls of the demises Premises, equipment, signs, displays, antennae, and any other object; provided such object does not interfere with Tenant's occupancy.

            (D) To display a "For Sale" sign at any time in the event Landlord decides to sell the Premises.

            24. Binding Effect. It is agreed that this Lease shall be binding upon and inure to the benefits of the Landlord and Tenant and their successors and assigns. Subject to any provisions hereof, restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the District of Columbia.

            25. Rights of Mortgagee. Mortgagee shall have the following rights:

            (A) Any notice required to be given to the Landlord by the Tenant shall be given as well, in the same manner to the Mortgagee.

            (B) In the event that Tenant shall have any excuse from paying rent or right to set off its expenses from the rent as a result of any default by the Landlord or shall have any expense from the performance of any obligation imposed upon Tenant by the terms of this Lease, then and in such event the Tenant shall give notice of its intended exercise of such right in the manner provided for herein to the Mortgagee and thereafter the Mortgagee shall have the right but not the obligation to cure said defaults within the time provided for cure of the same as set forth in this Lease.

            (C) Upon the request of the Mortgagee, the Tenant will furnish an Estoppel Certificate certifying to the rent paid and to be paid the remaining term of the Lease, the existence of defaults of the Landlord, if any, and such other information concerning this tenancy as Mortgagee may from time to time require.

            26. Legal Fees. If either party named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party and any such action on trial or appeal, shall be entitled to his reasonable attorneys' fees to be paid by the losing party as fixed by the Court.

            27. Estoppel Certificates. Landlord and Tenant will, from time to time, upon request by the other, execute and deliver to the requesting party, for the benefit of the requesting party or any third party, a statement certifying in writing that (subject to exceptions set forth in the statement) this Lease is unmodified and in full force and effect, that the other party is, to the knowledge of the certifying party, not in default under the Lease, that no rentals have been paid more than one month in advance, and such other matters as may be reasonably required by the requesting party.

            28. Tenant Improvements. Landlord hereby grants unto Tenant the right to install the improvements as previously agreed by Landlord and Tenant, all of which shall be installed at the sole cost and expense of Tenant. All such improvements shall be installed in a good workmanlike manner, and Tenant shall indemnify and save harmless Landlord from any liability of any kind in connection with the installation of said improvements.

            29. Improvements by Landlord. Landlord shall install, at its cost and expense, the improvements to the common areas as previously agreed by Landlord and Tenant. All such improvements shall be installed in a good and workmanlike manner.

            30. Signs. Tenant shall not install or place any signs, lights or advertising matter of any kind on the exterior of the building in which the Premises are located or paint or make any change in the exterior of said Premises or building without in each instance receiving the prior written consent of the Landlord. In the event the Landlord grants such permission to Tenant, the Tenant shall maintain said advertising matter in good condition and repair.

            31. Loading Capacity. Tenant covenants and agrees not to load the Premises beyond its present carrying or loading capacity.

            32. Final and Entire Agreement. This Lease contains the final and entire agreement between the parties, and they shall not be bound by any terms, conditions or representations not contained herein.

            33. Addendum. The provisions of any Addendum hereto attached and signed by the parties shall be considered a part of this Lease.

            34. Notices. All notices required under this Lease shall be given in writing and shall be deemed to be properly served if sent by certified or registered mail to the following addresses:

            TO LANDLORD: 6715 Kenilworth Avenue
                         General Partnership
                         1015 31st Street NW
                         Washington, D.C. 20007

            TO TENANT: PathNet, Inc.
                       1015 31st Street NW
                       Washington, D.C. 20007

            35. Termination of Lease. Landlord may at his sole option, terminate this lease, in its' entirety, by giving the tenant ninety (90) days written notice at which time this lease shall become null and void. Tenant shall than vacate said premise and leave in broom clean condition.

            36. Additional Provisions. Tenant is granted two renewal options. Each for one year. The Minimum Rent shall remain the same during these option periods.

            IN WITNESS WHEREOF, the parties have signed this Lease Agreement on the date first hereinabove written.

WITNESS:                                   LANDLORD


By: /s/ Kristin G. Ronhovde                By: /s/ David Schaeffer
--------------------------------               ----------------------------
Name: Kristin G. Ronhovde                  Name:
                                           Title:

WITNESS:                                   TENANT:


By: /s/ Kristin G. Ronhovde                By: /s/ Richard A. Jalkut
--------------------------------               ----------------------------
Name: Kristen G. Ronhovde                  Name:
                                           Title:

                               AMENDMENT TO LEASE

      THIS AMENDMENT TO LEASE (the "Amendment") is dated March 5, 1998 and is made and entered into by and between 6715 Kenilworth Avenue General Partnership ("Landlord") and PATHNET, INC., a Delaware corporation ("Tenant").

      WHEREAS, Landlord and Tenant entered into a Lease Agreement, dated August 9, 1997 (the "Lease");

      WHEREAS, each of Landlord and Tenant desire to amend certain terms of the Lease as more particularly set forth herein;

      NOW THEREFORE, for the mutual consideration hereinafter set forth, the parties hereto agree as follows:

      1. The Landlord and the Tenant hereby agree that, effective as of the date hereof, Paragraph 35 of the Lease is hereby amended to read in its entirety as follows:

            "35. Intentionally Omitted."

      2. The undersigned parties hereby acknowledge that the Lease, as amended hereby, remains in full force and effect and is hereby ratified and confirmed.

            IN WITNESS WHEREOF, the undersigned parties have duly executed and delivered this Amendment as of the date first above written.

      LANDLORD:                                  6715 KENILWORTH AVENUE
                                                 GENERAL PARTNERSHIP


                                                 By: /s/ David Schaeffer
                                                     ---------------------------
                                                 Name:
                                                 Title:

      TENANT:                                    PATHNET, INC.


                                                 By: /s/ W. R. Smedberg
                                                     ---------------------------
                                                 Name: William R. Smedberg
                                                 Title: V.P. Corporate
                                                        Development